Agreement no. PS24-104 Amendment Agreement Template v20190325 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT NO.2 This Amendment Agreement 2 to the License, License Assignment and Service Agreement PS19-022 (“Amendment”) is between Volvo Car Corporation, 556074-3089, a corporation organized and existing under the laws of Sweden (“Licensor”) and Polestar Performance AB, 556653-3096, a corporation organized and existing under the laws of Sweden (“Licensee”). Each of Licensor and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a License, License Assignment and Service Agreement on 30th of June 2019 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Appendix 1 of the Agreement shall be updated according to below: Page 3 – GENERAL DESCRIPTION, second chapter: A new sentence shall be added at the end of the second chapter: “For the avoidance of doubt, work conducted by the product streams to secure cyber security and documentation in SUMS is considered to be an integral part of work conducted and delivered thru this agreement”. Page 13 – [***]

Agreement no. PS24-104

2.1.3 Page 19 – [***]

2.1.4 Page 41 – [***]

2.1.5 Page 49 – [***]

2.1.6 Page 61 – [***]

2.1.7 Page 64 – [***]

2.1.8 Page 66 – [***]

2.1.9 Page 68 – [***]

2.1.10 Page 68 – [***]

3. SUPPLEMENTS

3.1 The Parties have agreed that the accumulated cost for the updated content in 2.1.1 – 2.1.10 amount is [***]. This cost is to be invoiced by Licensor to Lisensee upon signature of this Amendment and is payable by Polestar according to the payment terms set out in Appendix 2, Section 6 of the Agreement.

3.2 Licensor recognizes that deliveries connected to [***] covered by the Agreement have been delivered in the [***] program for the [***] and services amounting to [***] have incorrectly been invoiced by Licensor to Licensee under [***] Model Year Program License, License Assignment and Service Agreement (PS21-007 amended through PS22-012). Thus, the Parties have agreed that Licensor shall credit an amount of [***] to Licensee upon signature of this Amendment with payment term of 30 days.

3.3 The Complete Electrical System Architecture delivered under the Agreement (Page 23 – 1.3 BASE SW – TECHNICAL CONTENT BY ARTS, row 9) is a technical solution based on [***]. The Parties have agreed that [***] solution, is not covered by the Agreement but shall be developed and delivered under a separate applicable model year agreement (currently planned for [***]). However, the Parties have agreed that the development cost for [***] payable by Licensee is [***]. The Parties have also agreed that [***].

4. GENERAL PROVISIONS

4.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement.

4.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.

4.3 Sections 17 and 18 of the Agreement shall apply to this Amendment as well.

4.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. This Amendment may be executed and delivered by email and upon such delivery the portable document format signature will be

Amendment Agreement Template v20190325

Internal Information - Polestar

Agreement no. PS24-104 Amendment Agreement Template v20190325 Internal Information - Polestar deemed to have the same effect as if the original signature had been delivered to the other Party. ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement no. PS24-104

This Amendment has been signed electronically by both Parties.

VOLVO CAR CORPORATION	POLESTAR PERFORMANCE AB
By: /s/ Helen Hu	By: /s/ Anna Rudensjö
Printed Name: Helen Hu	Printed Name: Anna Rudensjö
Title: General Counsel	Title: General Counsel
Date: Dec 19, 2024	Date: Dec 24, 2024
By: /s/ Johan Ekdahl	By: /s/ Jonas Engström
Printed Name: Johan Ekdahl	Printed Name: Jonas Engström
Title: CFO	Title: COO
Date: Dec 21, 2024	Date: Dec 24, 2024

Amendment Agreement Template v20190325

Internal Information - Polestar